Exhibit 10.18

EXECUTION VERSION

CONSENT TO SUBLEASE

This Consent to Sublease (this ‘‘Agreement”) is executed as of June 13, 2019, between G&I IX WEST OAK LLC, a Delaware limited liability company (“Landlord”), AMENDIA, INC., a Georgia corporation d/b/a Spinal Elements (“Tenant”), and MiRus LLC, a Delaware limited liability company (“Subtenant”).

RECITALS:

A.    Tenant and Landlord entered into the Lease Agreement dated as of March 3, 2011 (as the same may have been amended, the “Lease”), under which Landlord is leasing to Tenant approximately 87,248 rentable square feet (the “Premises”), in the building located at 1755 West Oak Parkway, Marietta, Georgia 30062 (the “Building”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

B.    Tenant desires to sublet approximately 48,848 rentable square feet of the Premises as depicted on Exhibit A hereto (the “Subleased Premises”) to Subtenant, and Subtenant desires to assume all of Tenant’s obligations under the Lease, subject to the terms and conditions contained herein.

AGREEMENTS:

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Consent. Subject to the terms and conditions contained in this Agreement, Landlord hereby consents to the subletting by Tenant of the Subleased Premises to Subtenant pursuant to the Sublease Agreement between Tenant and Subtenant, the exact form of which is attached hereto as Exhibit B (the “Sublease”). Landlord’s consent contained herein shall not waive its rights as to any subsequent assignment, sublease or other transfer and shall not be construed as a consent to any modifications of the terms of the Lease contained in the Sublease (if any) unless such modifications are expressly set forth in this Agreement.

2.    Assumption of Liabilities. Tenant and Subtenant shall be jointly and severally liable to Landlord for all of the obligations of the “Tenant” under the Lease, including, without limitation, Tenant’s indemnification obligations, and Landlord may enforce the same directly against Subtenant; however, (i) Subtenant shall be liable to Landlord only for the amount of rent (including any pass-through expenses) agreed to be paid by Subtenant under the terms of the Sublease, and (ii) to the extent the liabilities and obligations of “Tenant” under the Lease are limited to the “Premises”, Subtenant’s liabilities and obligations shall be limited to the Subleased Premises.

3.    No Obligations Created. Each of the parties to this Agreement agree and acknowledge that Landlord shall have no obligation or liability under the terms of the Sublease. Without limiting the generality of the foregoing, Landlord shall have no liability under (and shall not be bound by) any modifications, deletions or waivers of any provision of the Lease which Landlord has not agreed to specifically in writing. Additionally, Landlord shall have no obligation to give notice of any default under the Lease except to Tenant (and only to the extent required under the Lease) and shall have no obligation to deal with any party other than Tenant with respect to the Lease or the Subleased Premises. Nothing in this Agreement or otherwise shall create privity of estate between Landlord and Subtenant, and Subtenant irrevocably waives any claims based on, or alleged to have arisen from, such an estate. Subtenant hereby releases, acquits and forever discharges Landlord and its agents, employees, officers, directors, members, partners and affiliates from any and all claims, liabilities and obligations arising out of or in any way related to the Sublease which Subtenant or any party claiming by, through or under Subtenant now has or may ever have in the future against Landlord or any of such other parties. Subtenant acknowledges that Landlord would not have entered this Agreement without such release.

4.    Indemnification. To the fullest extent allowed by law and in addition to any indemnification provisions in the Lease, Subtenant shall indemnify, defend and hold harmless Landlord from and against any and all loss, liability, attorneys’ fees, expenses and claims arising out of any injury to person or damage to property on or about the Subleased Premises caused by any act or omission of Subtenant, its agents, servants, contractors, employees or invitees.

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5.    Attornment by Subtenant. Subtenant’s sublease of the Subleased Premises is subject and subordinate to the Lease and to the matters to which the Lease is or shall be subordinate, and Subtenant agrees that in the event of termination, re-entry or dispossession by Landlord under the Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under the Sublease, and Subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of the Sublease, except that Landlord shall not (a) be liable for any previous act or omission of Tenant under the Sublease, (b) be subject to any counterclaim, offset or defense that Subtenant might have against Tenant, (c) be bound by any previous modification of the Sublease or by any rent or additional rent or advance rent which Subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (d) be bound by any security or advance rental deposit made by Subtenant which is not delivered or paid over to Landlord and with respect to which Subtenant shall look solely to Tenant for refund or reimbursement, or (e) be obligated to perform any work in the Subleased Premises or to prepare it for occupancy, and in connection with such attornment, Subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Subtenant shall be deemed, automatically upon and as a condition of its occupying or using the Subleased Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 5. The provisions of this Section 5 shall be self-operative, and no further instrument shall be required to give effect to this provision.

6.    Condition of Subleased Premises. Landlord makes no representations or warranties, express or implied, concerning the condition of the Subleased Premises and Subtenant accepts the Subleased Premises in their “AS-IS” condition as of the date hereof.

7.    Subordination. Tenant hereby subordinates to the interest of Landlord any statutory lien, contractual lien, security interest or other rights which Tenant may claim with respect to any property of Subtenant.

8.    Acknowledgment of Deleted Rights. Neither Tenant nor Subtenant shall have any rights to extend the term of the Lease nor exercise any rights of first offer, rights of first refusal, purchase options or other similar options, notwithstanding anything in the Lease to the contrary.

9.    Conditions Precedent. Subtenant’s delivery to Landlord of the following items no later than 3:00 p.m. EST on the date that is three (3) business days following the date hereof, shall be conditions precedent to Landlord’s consent as provided in Section 1: (a) $500.00 from Tenant, representing an estimate of Landlord’s attorneys’ fees incurred in connection with this Agreement, (b) certificate(s) of insurance from Subtenant satisfying all the requirements of the Lease, and (c) a photocopy of the original executed Sublease.

10.    Limitation of Liability. In addition to any other limitations of Landlord’s liability as contained in the Lease, as amended to date, the liability of Landlord (and its partners, shareholders or members) to either Tenant or Subtenant (or any person or entity claiming by, through or under Tenant or Subtenant) for any default by Landlord under the terms of the Lease or any matter relating to or arising out of the occupancy or use of the Premises, the Subleased Premises and/or other areas of the Building shall be limited to such party’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.

11.    Brokerage. Neither Tenant nor Subtenant has dealt with any broker or agent entitled to a commission or similar fee in connection with the negotiation or execution of this Agreement. In no event shall Landlord be liable for any leasing or brokerage commission with respect to the negotiation and execution of the Sublease or this Agreement. Tenant and Subtenant shall each jointly and severally indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys’ fees and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party with respect to the Sublease or this Agreement.

12.    Notices; No Electronic Records. All notices and other communications given pursuant to the Lease and this Agreement shall be in writing and shall be (a) mailed by first class, United States mail, postage

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prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address listed below, (b) hand delivered to the intended addressee, or (c) sent by nationally recognized overnight courier. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States mail; all other notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). Landlord, Tenant and Subtenant hereby agree not to conduct the transactions or communications contemplated by this Agreement by electronic means; nor shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision. Without limiting the provisions of Section 3 hereof, the addressees for notice set forth below shall supersede any addresses for notice set forth in the Lease.

Landlord:	c/o DRA Advisors LLC
220 East 42nd Street, 27th Floor
New York, New York 10017
Attn: Asset Management

Tenant:	Amendia, Inc. d/b/a Spinal Elements
3115 Melrose Drive, Suite 200
Carlsbad, CA 92010
Attn: General Counsel

Subtenant:	MiRus LLC
1755 West Oak Parkway
Marietta, Georgia 30062
Attn: COO

13.     Prohibited Persons and Transactions. Tenant and Subtenant each represent and warrant to Landlord that it is currently in compliance with and shall at all times during the term of the Lease (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.

14.     Ratification. Tenant and Subtenant hereby ratify and confirm their respective obligations under the Lease, and represent and warrant to Landlord that, as of the date hereof, they have no defenses thereto. Additionally, Tenant, and Subtenant further confirm and ratify that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) neither of such parties has any claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord, Tenant or Subtenant, and (c) all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.

15.     Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Agreement shall be binding upon Landlord, Tenant, and Subtenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall prevail. This Agreement shall be governed by the laws of the state in which the Subleased Premises are located.

16.     Amendment; Entire Agreement. This Agreement shall not be amended or modified except by an instrument in writing signed by all the parties hereto and this Agreement contains all of the agreements, understandings, representations and warranties of the parties with respect to the subject matter hereof.

17.     Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

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EXECUTED as of the date first written above.

LANDLORD:

G&I IX WEST OAK LLC,
a Delaware limited liability company

	By:	/s/ David Gray
	Name:	David Gray
	Title:	Vice President

TENANT:

AMENDIA, INC.,
a Georgia corporation d/b/a Spinal Elements

	By:	/s/ Jason Blain
	Name:	Jason Blain
	Title:	President & CEO

SUBTENANT:

MiRus LLC,
a Delaware limited liability company

	By:	/s/ Jay Yadav
	Name:	Jay Yadav
	Title:	CEO

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EXHIBIT B

SUBLEASE

[TO BE ATTACHED]

Consent to Sublease	Exhibit B

EXECUTION VERSION

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is made and entered into as of June 13, 2019, by and between Amendia, Inc. d/b/a Spinal Elements, a Georgia corporation (“Sublessor”), and MiRus LLC, a Delaware limited liability company (“Sublessee”).

1.	DEFINITIONS.

A.     Premises: Approximately 48,848 rental square feet (the “Premises”) in the building commonly known as 1755 West Oak Parkway, Suite 1, Marietta, Georgia (the “Building”) consisting of 87,248 rental square feet as depicted on the site plan attached hereto as Exhibit “A” and incorporated herein by this reference. Sublessor and Prime Lessor will provide premises with all material electrical, plumbing and other mechanical systems which service the Premises in good working order as of the execution date of this agreement, including but not limited to dock doors and dock levelers, HVAC, electrical, and plumbing system.

B.     Prime Lessor: CABOT II - GAlW13, LLC, a Delaware limited liability company, now assigned to G&I IX West Oak LLC, a Delaware limited liability company.

C.     Prime Lease: That certain Lease dated as of March 3, 2011 between Sublessor, as lessee, and Prime Lessor, as lessor, as amended and/or affected by that certain First Amendment to Lease, dated February 21, 2013, copies of which are attached hereto as Exhibit “B” and incorporated herein by this reference.

D.     Prime Premises: The premises leased by Sublessor, as lessee, from Prime Lessor, as lessor, under the Prime Lease.

E.     Rent: shall be the rent paid in accordance with the following schedule:

Lease Period	Monthly Base Rent
June 1, 2019 through March 31, 2020	$20,516.16
April 1, 2020 through March 31, 2021	$20,923.23
April 1, 2021 through May 31, 2022	$21,330.29

The parties agree that it is the intention of Sublessor and Sublessee that the Rent under this Sublease be equal to the Base Rent due under the Prime Lease for the Premises.

F.     Sublessee’s Address (for notices):

  MiRus LLC

  1755 West Oak Parkway

  Marietta, Georgia 30062

  Attn: COO

G.     Sublessee’s Use: any and all uses of the Premises that are consistent with the terms of the Prime Lease.

H.     Sublessor’s Address (for notices):

  Amendia, Inc. d/b/a Spinal Elements

  3115 Melrose Drive, Suite 200

  Carlsbad, CA 92010

  Attn: General Counsel

I.     Term Expiration Date: May 31, 2022, unless otherwise extended or terminated pursuant to the terms hereof. The Sublessee seeks to enter into a lease agreement with the Prime Lessor and this Sublease as defined in the agreement is a temporizing measure to provide Prime Lessor time to provide a primary lease agreement to Sublessee. In the event Prime Lessor presents a primary lease to Sublessee, this Sublease Agreement will terminate simultaneously with the execution of the primary lease including immediate refund of the security deposit.

2.	SUBLEASE COVENANTS.

A.     This Sublease and all of the rights of the parties hereunder are subject and subordinate to the Prime Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Prime Lease. In order to afford to Sublessee the benefits of this Sublease and of those provisions of the Prime Lease which by their nature are intended to benefit the party in possession of the Premises:

1.    Except as otherwise expressly provided herein, Sublessor shall perform its covenants and obligations under the Prime Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Sublessee on behalf of Sublessor hereunder.

2.    Whenever Prime Lessor’s consent or approval is required to be obtained under the terms of the Prime Lease as a condition to any action, inaction, condition or event by Sublessee permitted hereunder, Sublessor shall cooperate with Sublessee and promptly request and diligently attempt to obtain such consent from Prime Lessor. In the event Sublessor is unable or unwilling to perform actions needed to obtain Prime Lessor’s consent or approval, Sublessee shall have the authority to deal directly with the Prime Lessor to the extend necessary.

3.    Sublessee shall provide reasonable assistance and access to the Premises where requested by Sublessor in performance of its covenants and obligations under the Prime Lease. Sublessor shall provide five (5) days’ notice (except no notice shall be required in case of emergency) before the date requested for entry onto the Premises.

4.    Sublessor shale pay any owed fees or back charges to Prime Lessor prior to execution of this agreement and Sublessee shall have no obligation to any fee incurred prior to the execution of this agreement.

B.    Sublessor hereby grants to Sublessee the right to receive all of the services and benefits with respect to the Premises which are to be provided by Prime Lessor under the Prime Lease. Except as otherwise expressly provided in this Sublease, Sublessor shall have no duty to perform any obligations of Prime Lessor which are, by their nature, the obligation of an owner of real property. Notwithstanding the foregoing, the parties contemplate that Prime Lessor shall, in fact, perform its obligations under the Prime Lease, and in the event of any default or failure of such performance by Prime Lessor, Sublessor agrees that it will, upon notice from Sublessee, make demand upon Prime Lessor to perform its obligations under the Prime Lease. In the event Sublessor is unable or unwilling to perform actions needed to make demand upon Prime Lessor to perform its obligations, Sublessee shall have the authority to deal directly with the Prime Lessor to the extend necessary.

3.	SUBLEASE; SECURITY DEPOSIT.

A.    Sublessor, for and in consideration of the payment of Rent herein reserved and Sublessee’s performance of the covenants and agreements herein contained, hereby subleases to Sublessee, and Sublessee accepts from Sublessor, the Premises as defined in Section l.A of this Sublease.

B.    Upon execution of this Sublease, Sublessee shall deposit with an agreed upon escrow service a security deposit in the amount of $59,000 for Sublessee’s faithful performance of Sublessee’s obligations hereunder (the “Security Deposit”). If Sublessee fails to pay Rent or other charges when due beyond any applicable notice and cure period under this Sublease, or fails to perform any of its other obligations hereunder beyond any applicable notice and cure period, Sublessor may request the escrow service to use or apply all or any portion of the Security Deposit for the payment of any Rent or other amounts then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee’s default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within thirty (30) business days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee’s failure to do so shall constitute

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a default under this Sublease. Within ten (10) days after the Term has expired or this Sublease is otherwise earlier terminated, or Sublessee has vacated the Premises, or any final adjustment pursuant to this Sublease has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee. Provided Sublessee is not in default under this Sublease and that no event or condition exists which with notice and the expiration of any grace period would constitute an event of default under this Sublease, (i) after Sublessor has received twelve (12) months of full Base Rent and Additional Rent payments (excluding any periods of partial or free Rent), Sublessor shall return $19,666.66 of the Security Deposit to Sublessee and (ii) after Sublessor has received an additional twelve (12) months of full Base Rent and Additional Rent payments (excluding any periods of partial or free Rent), Sublessor shall return and additional $19,666.66 of the Security Deposit to Sublessee.

4.	TERM.

A.    The term of this Sublease (hereinafter “Term”) shall commence on closing date of Asset Purchase Agreement and shall expire on the date specified in Section 1.I of this Sublease (the “Expiration Date”), unless sooner terminated or otherwise extended as provided elsewhere in this Sublease.

5.	RENT; LATE CHARGE.

A.    Sublessee agrees to pay the Rent directly to Prime Lessor at Prime Lessor’s Address designated by Prime Lessor. Rent shall be paid in monthly installments on the first day of each calendar month of the Term. Rent shall be pro-rated on a daily basis for any partial months, if any, such as at the beginning and end of the Term. Sublessee’s covenant to pay Rent shall be independent of every other covenant in this Sublease.

B.    If any payment of Rent is not paid within five (5) days of the date such Rent payment is due, Sublessee shall pay to Prime Lessor applicable late charges as designated in the Prime Lease. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Prime Lessor will incur by reason of late payment by Sublessee. Acceptance of such late charge by Prime Lessor shall in no event constitute a waiver of Sublessee’s default with respect to such overdue amount, nor prevent Sublessor from exercising any of the other rights and remedies granted hereunder.

C.    In addition to the Rent set forth in Section 1.E, each month Sublessee shall pay Prime Lessor Sublessee’s Proportionate Share of the “Total Operating Costs” (as such term is defined in the Prime Lease) due to Prime Landlord under Section 4.02 of the Prime Lease. “Sublessee’s Proportionate Share” is equal to forty-four percent (56%), calculated by dividing the square footage of the Premises by the square footage of the Prime Premises.

D.    Sublessor hereby assigns to Sublessee the right to use no less than 73 of the Parking Spaces Allocated to Tenant (as such term is defined in the Prime Lease) as set forth in Section 1.14 of the Prime Lease, and in addition to ensure ingress and egress to the rear loading docks, including by semi-trailer and tractor-trailer trucks.

6.	SUBLESSEE’S USE; ALTERATIONS.

A.    The Premises shall be used and occupied only for the Sublessee’s Use as set forth in Section l.G of this Sublease.

B.    Sublessee shall be entitled to make alterations, additions or improvements to the Premises with prior written consent of Prime Lessor. If Sublessee shall make such alterations, additions or improvements to the Premises, Sublessee shall comply with all laws, ordinances, rules and regulations of the applicable governmental authorities.

C.    Sublessee shall have the non-exclusive right (in common with other tenants) to use the common areas for the purposes intended, subject to such reasonable rules and regulations (“Rules and Regulations”) as set forth in Exhibit C of the Prime Lease. Sublessee shall abide by all such Rules and Regulations and shall use its best efforts to cause others who use the common areas with Sublessee’s express or implied permission to abide by such Rules and Regulations. Sublessee shall not interfere with the rights of Sublessor, or other tenants, or any other person entitled to use the common areas.

7.	INSURANCE; WAIVER OF SUBROGATION; INDEMNITIES; ENVIRONMENTAL.

A.    Sublessee shall maintain in force during the Term an insurance policy of with the same coverage as Sublessor is required to maintain under the Prime Lease insuring against all liability of Sublessee and its agents, employees and contractors arising out of, and related to, Sublessee’s use or occupancy of the Premises. Such policy shall name Sublessor as an additional insured. Coverage shall include: (i) general liability insurance respecting the Premises, with bodily injury, property damage and personal injury coverage of at least $1,000,000 per incident and at least $2,000,000 annual aggregate, fire damage coverage of at least $300,000 any one fire, and medical expense coverage of at least $10,000 any one person; insuring against all liability of Sublessee and its agents, employees and contractors arising out of, and related to, Sublessee’s use or occupancy of the Premises. Such policy shall name Sublessor as an additional insured. (ii) Worker’s Compensation Insurance (including Employers’ Liability Insurance) in the statutory amount covering all employees of Sublessee employed or performing services at the Premises, in order to provide the statutory benefits required by the laws of the state in which the Premises are located, and Employer’s Liability Insurance in the amount of $1,000,000 each accident/$1,000,000 disease-policy limit/$1,000,000 disease-each employee; (iii) Automobile Liability Insurance, including but not limited to, passenger liability, on all owned, non-owned, and hired vehicles used in connection with the Premises, with a combined single limit per occurrence of not less than $1,000,000 for Bodily Injury and Property Damage; and (iv) Umbrella Liability Insurance in the amount of at least $2,000,000 per occurrence and $2,000,000 annual aggregate and shall be subject to periodic increases specified by Prime Lessor as per the Prime Lease. At all times when any work is in process in connection with any change or alteration being made by Sublessee, Sublessee shall require all contractors and subcontractors to maintain the insurance described in this Section. This policy shall name Sublessor as an additional insured for the sole purpose of limiting liability of the Sublessor for Sublessee’s use of the space.

B.    Sublessee shall maintain in effect Personal Property Insurance covering leasehold improvements paid for by Sublessee and Sublessee’s personal property and fixtures from time to time in, on, or at the Premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under “Special Risk Coverage,” as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Sublease is terminated under an applicable provision herein. If the Premises are not repaired or restored following damage or destruction in accordance with other provisions herein, Sublessor shall receive any proceeds from the Personal Property Insurance allocable to Sublessee’s leasehold improvements. Sublessee shall maintain in effect Business Interruption Insurance, providing in the event of damage or destruction of the Premises an amount of $1,0000,000.

C.    Sublessor shall maintain in force during the Term all policies of insurance required of Sublessor, as lessee, under the Prime Lease. Sublessee shall be responsible for reimbursement of Sublessor’s Pro Rata Share of Prime Lessor’s insurance premiums under Section 7.08 of the Prime Lease. Sublessee shall have the right, upon request, to receive copies of insurance certificates evidencing the policies for which Sublessee is required to make payments, including copies of any premium calculations or invoices.

D.    Sublessor and Sublessee hereby waive, discharge and release each other from any and all claims, losses, damages, costs, expenses and liabilities (collectively, “Claims”) which may be inflicted upon the person or property of either such party or its agents, employees or contractors, regardless of whether such Claims arose out of or were brought about by the fault or negligence of either of the parties or their respective servants or agents, to the extent that such Claims are covered (or are required to be covered hereunder) by one or more policies of insurance. This section is intended to waive, discharge and release, among other things, the subrogation rights of the respective insurers of the parties with respect to insured losses paid by any such insurers relating to or concerning the Premises.

E.    Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all claims, actions, damages, liability and expense in connection with any loss, damage or injury to persons or property occurring in, on or about the Building, arising out of any negligent act or omission or willful misconduct of Sublessee, its employees, agents or contractors. Sublessor shall indemnify, defend and hold Sublessee harmless from and against any and all claims, actions, damages, liability and expense in connection with any loss, damage or injury to persons or property occurring in, on or about the Building, arising out of any negligent act or omission or willful misconduct of Sublessor, its employees, agents or contractors.

F.    Sublessee shall be solely responsible and liable for the inspection, clean-up, removal and/or remediation of any pollutant, contaminant, toxic or hazardous substance (collectively, “Hazardous Materials”) used, stored or discharged by Sublessee or its employees, contractors or agents on, under or in the Premises. Sublessee hereby covenants and agrees to reimburse, hold harmless and indemnify Sublessor from and against any and all damages, claims, liabilities, costs, expenses, interest, penalties and fines arising out of Sublessee’s use, discharge or storage of any Hazardous Materials on under or in the Premises. However, it is acknowledged and agreed that Sublessee shall have absolutely no liability, obligation or other responsibility to inspect, clean-up, remove or otherwise remediate the Premises or any adjacent area respecting any Hazardous Materials on, under or in the Premises or any adjacent area, in existence at or prior to commencement of Sublessee’s occupancy of the Premises under this Sublease. Likewise, Sublessee shall have absolutely no liability, obligation or other responsibility to inspect, clean-up, remove or otherwise remediate the Premises respecting any Hazardous Materials on, under or in the Premises or any adjacent area that was not specifically caused by the acts or omissions of Sublessee or Sublessee’s employees, contractors or agents.

G.    Sublessor hereby warrants and represents to Sublessee that, prior to Sublessee’s occupancy of the Premises under this Sublease, the Premises was (1) in compliance with all federal, state and local laws, rules, regulations, procedures and/or court decisions that concern or relate to the manufacture, storage, removal, clean-up, remediation, use or discharge of any Hazardous Materials (collectively, “Laws”), and (2) free from contamination of or by Hazardous Materials. Sublessor hereby covenants and agrees that it will reimburse, hold harmless, defend and indemnify Sublessee from and against any and all damages, claims, liabilities, costs, expenses, interest, penalties and fines, including without limitation (i) third party claims, (ii) claims under the Comprehensive Environmental Response Contribution and Liability Act (CERCLA), the Resource Conservation and Recovery Act (RCRA) and/or any successor laws or similar Laws, rules or regulations, and (iii) attorneys’ fees and other expenses of litigation, arising from the discharge or presence of Hazardous Materials on or near the Premises (not specifically caused by the acts or omissions of Sublessee or Sublessee’s employees, contractors or agents), Sublessor’s failure to comply with any Laws, or Sublessor’s breach of the representations and warranties contained herein.

H.    Sublessee expressly acknowledges that whether or not Sublessor, from time to time, elects to provide security services, Sublessor has not, nor will Sublessor be deemed to have, warranted the efficiency of any security personnel, service, procedures or equipment and Sublessor is not liable in any manner for the failure of any of the foregoing to prevent, control or apprehend anyone suspected of theft, personal injury, property damage or any criminal conduct in, on or around the Premises. All property of Sublessee kept or stored on the Property shall be so kept or stored at the risk of Sublessee only.

8.	DEFAULT AND REMEDIES.

A.    The occurrence of any one (1) or more of the following events shall constitute a default by Sublessee under this Sublease:

i.    The failure of Sublessee to make full payment to Prime Lessor of Rent or any other payment due to Prime Lessor within five (5) days after it is due;

ii.     The failure of Sublessee to observe or perform any of Sublessee’s material covenants, conditions or obligations under this Sublease (other than those obligations referenced in Section 8.A.i and 8.A.iii of this Sublease) within thirty (30) days following receipt of written notice from Sublessor of such failure; provided that, in the event such failure is susceptible of cure but is not cured within said thirty (30) day period, so long as Sublessee is diligently and continuously pursuing such cure, Sublessor shall permit Sublessee an additional thirty (30) days to effectuate such cure; and

ii.    The making by Sublessee of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Sublessee of a petition to have Sublessee adjudged bankrupt; or a petition of reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Sublessee, the same is dismissed within 60 days of filing); or the appointment of a trustee, assignee, receiver or other liquidating officer for the business or to take possession of substantially all of Sublessee’s assets or of Sublessee’s interest in the Sublease, where such receivership, assignment or other liquidating action is not terminated within 30 days of any such appointment or the filing of a petition for any such appointment, whichever shall first occur; or if Sublessee becomes insolvent.

B.    In the event of any default by Sublessee beyond any applicable notice and cure period, Sublessor may, at any time thereafter while such default remains uncured, pursue any one (1) or more of the following remedies in any order, either concurrently or consecutively:

i.    Terminate Sublessee’s right to possession of the Premises by written notice to Sublessee or by any other lawful means, in which case this Sublease shall terminate upon the sending of such notice, and Sublessee shall thereafter have no further rights hereunder or in the Premises; provided, however, that upon such termination, Sublessor shall be entitled to recover from Sublessee all of Sublessor’s reasonable costs and expenses, actually incurred in connection with such default, for the following: (1) recovering possession of the Premises, (2) reasonable attorneys’ fees and costs, (3) all accrued and unpaid Rent and other amounts actually due from Sublessee to Sublessor hereunder including all applicable interest and late charges as provided in this Sublease Upon termination of the Sublease under provision 8.B.i Sublessor shall have no title or right to Sublessee property and Sublessee shall have the right to remove all property from the premises within 45 business days of termination; or

ii.     Maintain Sublessee’s right to possession, in which case this Sublease shall continue in effect whether or not Sublessee shall have abandoned the Premises, in which event, Sublessor shall be entitled to enforce all of Sublessor’s rights and remedies under this Sublease, including the right to recover the Rent and other amounts due and payable by Sublessee to Prime Lessor hereunder, with interest and late charged as provided in this Sublease.

9.    MAINTENANCE; UTILITIES. Notwithstanding anything to the contrary provided in this Sublease, unless otherwise expressly provided in this Sublease to the contrary, Sublessor shall remain obligated for all maintenance obligations of the “Lessee” under the Prime Lease and for payment of all Total Operating Costs to the Prime Lessor pursuant to the terms of the Prime Lease. Further:

A.    Sublessor shall be responsible for improvements and repairs to the Premises in the event of: (a) structural issues with the improvements; (b) damage occurring from “acts of God”; (c) damage to service lines servicing the Premises where such damage beyond ordinary wear and tear is not a result of an act of Sublessee, its employees, agents or contractors; (d) defects in the construction or placement of any service lines or septic system servicing the Premises; (e) damage to the asphalt parking areas where such failure is not a result of negligence or willful misconduct of Sublessee, its employees, agents or contractors; and (f) damage to or failure of any infrastructure system or any component thereof (including as a result of ordinary wear and tear) including, but not limited to, plumbing, heating, electrical, roof, water, sewer, etc., so long as such damage or failure is not a result of negligence or willful misconduct of Sublessee, its employees, agents or contractors.

B.    Notwithstanding anything in Article 9 to the contrary, Sublessee shall be responsible for maintaining the following items within the Premises, subject to ordinary wear and tear: (a) plate glass doors, (b) window frames, (c) window moldings, (d) hardware, (e) nonstructural ceilings and walls, (f) exterior entrances, (g) fixtures, (h) partitions, (i) HVAC systems, and (j) electrical, plumbing, lighting and mechanical apparatuses and systems not otherwise required to be maintained by Sublessor as provided in Section 9.A. above.

C.    Sublessee hereby covenants and agrees to pay all costs for utilities and services utilized by Sublessee at the Premises including gas, electric, snowplowing, refuse and all other utilities or services that Sublessee uses at the Premises including any sweeping of the parking lot located therein. Sublessee shall arrange and pay for its own janitorial service, security system, telecommunication systems, and any and all other services that Sublessee desires.

D.    Sublessee shall fulfill all of Sublessee’s obligations under this Section 9 at Sublessee’s sole expense. If Sublessee fails to maintain, repair or replace the Premises as required by this Section 9, Sublessor may, upon five (5) days’ prior notice to Sublessee (except no notice shall be required in case of an emergency), enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Sublessee. In such case, Sublessee shall reimburse Sublessor for all costs reasonably incurred in performing such maintenance, repair or replacement.

10.     NOTICES AND CONSENTS. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested or if sent by overnight commercial courier service (a) if to Sublessee, addressed to Sublessee at the address specified in Section 1.F or at such other place as Sublessee may from time to time designate by notice in writing to Sublessor, or (b) if for Sublessor, addressed to Sublessor at the address specified in Section 1.H or at such other place as Sublessor may from time to time designate by notice in writing to Sublessee.

11.     RELATIONSHIP BETWEEN PARTIES. The relationship between Sublessor and Sublessee is solely that of sublessor and sublessee, and is not and never shall be deemed a partnership, agency or joint venture relationship.

12.     TERMINATION OF PRIME LEASE. Notwithstanding anything to the contrary contained in this Sublease, this Sublease shall terminate contemporaneously with the termination of the Prime Lease if for any reason the Prime Lease shall terminate prior to the Expiration Date.

13.     SUBLESSOR WARRANTIES AND COVENANTS.

A.    Sublessor represents and warrants to Sublessee that (a) Sublessor has delivered to Sublessee a full and complete copy of the Prime Lease including any amendments, supplements and modifications thereto, (b) the Prime Lease is in full force and effect and Sublessor is currently not in default thereunder, (c) Sublessor has no knowledge of any claim by Prime Lessor that Sublessor is in default or breach of any of the provisions of the Prime Lease, (d) Sublessor has no knowledge of any event that has occurred and is continuing which would constitute an event of default under the Prime Lease but for the requirement of the giving of notice and/or the expiration of the period of time to cure, (e) Sublessor has not received any notice of default under the Prime Lease, except for defaults which Sublessor has cured and Prime Lessor is no longer claiming exists, and (f) subject only to obtaining the consent of Prime Lessor, Sublessor is authorized and has the power to enter into this Sublease and to lease the Premises to Sublessee pursuant to the terms hereof.

B.    Sublessor hereby agrees (i) to pay when due all rent and other charges rightfully owed to the Prime Lessor under the Prime Lease; (ii) to perform all of its obligations under the Prime Lease, except to the extent that Sublessee has expressly agreed to perform such obligations in connection with the Premises in this Sublease; and (iii) not to amend or terminate the Prime Lease if such amendment or termination might adversely affect Sublessee’s occupancy or use of the Premises for their intended purpose, unless Sublessor shall first obtain Sublessee’s prior written approval thereof.

14.     BROKERAGE. Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease.

15.     NOTICE AND CURE UNDER PRIME LEASE. Sublessor shall give to Sublessee copies of all notices received by Sublessor under the Prime Lease relating to the Premises or potentially affecting this Sublease within three (3) business days of Sublessor’s receipt thereof. Sublessee shall have the right (but not the obligation) to remedy any Sublessor default under the Prime Lease, or to cause any default of Sublessor under the Prime Lease to be remedied. Sublessor agrees to promptly reimburse Sublessee for the cost of such cure following receipt from Sublessee of an itemized statement of such cost.

16.     SUBLESSOR COMPLIANCE WITH PRIME LEASE. Notwithstanding anything to the contrary set forth in this Sublease, the requirement of Sublessee to perform its obligations under this Sublease are subject to the Sublessor’s compliance with all terms, conditions and provisions of the Prime Lease, including, but not limited to, Sublessor’s payment of all rent and other amounts due Prime Lessor under the Prime Lease.

17.     SUB-SUBLEASE/ASSIGNMENT. Except with respect to transfers contemplated by the immediately following sentence, Sublessee shall not assign this Sublease or sub-sublet the Premises or any part thereof without the Sublessor’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, but subject to the terms and conditions of the Prime Lease, Sublessee may assign this Sublease to a successor to Sublessee by merger, consolidation or the purchase of substantially all of Sublessee’s assets, or assign this Sublease or sub-sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Sublessor, provided that Sublessee is not then in default hereunder past any applicable notice and cure periods. “Affiliate” shall mean an entity controlled by, controlling or under common control with Sublessee.

18.	CASUALTY/CONDEMNATION.

A.    If the Premises is destroyed or rendered untenantable, either wholly or in part, by fire or other casualty due to an act or omission of Sublessee, or Sublessee’s employees, agents, contractors or invites, Sublessor may elect either to (i) repair the damage caused by such casualty as soon as reasonably possible, in which case this Sublease shall remain in full force and effect, or (ii) terminate this Sublease as of the date the casualty occurred. Sublessor shall notify Sublessee within thirty (30) days after receipt of notice of the occurrence of the casualty whether Sublessor elects to repair the damage or terminate this Sublease. If Sublessor elects to repair the damage, Sublessee shall pay Sublessor the portion of the “deductible amount” (if any) under Sublessor’s insurance allocable to the damage to the Premises.

B.    If any all or any portion of the Premises becomes subject to a taking, condemnation or eminent domain, or if all or any portion of the Premises is taken by condemnation or eminent domain, Sublessee may cancel this Sublease by sending written notice of such cancellation to Sublessor within forty five (45) days after the taking. Otherwise, Rent and other amounts payable hereunder shall be adjusted in proportion to the portion of the Premises so taken and this Sublease shall otherwise continue as if no taking had occurred.

19.	SUBORDINATION.

A.    Sublessee agrees that, so long as Sublessee’s possession of the Premises is not disturbed unless Sublessee is in default beyond any applicable cure period, this Sublease and all of the rights of Sublessee hereunder are and shall be subject and subordinate to the lien of every deed of trust, mortgage or other similar financial security instrument of Sublessor now or hereafter placed on the Premises or any part thereof (except for the property of Sublessee) (a “Sublessor Security Lien”), and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions of any such Sublessor Security Lien.

B.    If a default occurs under such Sublessor Security Lien, Sublessor shall provide to Sublessee a copy of the written notice of such default received by Sublessor within five (5) business days following Sublessor’s receipt of same. If Sublessor has not cured such default within ten (10) days following Sublessor’s notice to Sublessee of same, Sublessee shall have the right to cure such default. Sublessor agrees to promptly reimburse Sublessee for the cost of such cure following receipt from Sublessee of an itemized statement of such cost.

20.	RIGHT OF FIRST REFUSAL.

A.    Sublessor hereby grants to Sublessee a right of first offer to lease the portion of the Building which Sublessor leases from Prime Lessor under the Prime Lease but which does not include the Premises (approximately 38,400 rentable square feet, Suite 2) (the “ROFR Premises”), which right shall be effective during the Term or any earlier termination of this Sublease.

B.    Prior to offering to sublease the ROFR Premises to any third party, Sublessor shall first deliver a written offer to Sublessee (the “Offer”) of the terms for which Sublessor is willing to accept for the ROFR Premises.

C.    Sublessee shall have fifteen (15) business days from its receipt of such notice to notify Sublessor in writing of its intention to sublease the ROFR Premises from Sublessor in accordance with the terms of the Offer, and failure to timely give such written notice shall be deemed Sublessee’s election to reject the Offer.

D.    If Sublessee elects to sublease the ROFR Premises, the parties shall enter into a sublease document or an amendment to this Sublease which shall include the same terms and conditions as are set forth in the Offer or on such other terms as may be mutually agreed upon between Sublessor and Sublessee. The sublease document for the ROFR Premises or amendment to this Sublease shall be subject to Prime Lessor’s consent and any provisions in the Prime Lease governing a total sublease of the entire Prime Premises.

21.     HOLDOVER. Sublessee shall vacate the Premises upon the expiration or earlier termination of this Sublease. If Sublessee shall hold over after the expiration of the Term, such tenancy shall be for an indefinite period of time on a month-to-month tenancy, which tenancy may be terminated upon sixty (60) days’ written notice by one party to the other. During such tenancy, Sublessee agrees to pay to Primary Lessor at a rate equal to one hundred fifty percent (150%) of the Rent in effect immediately prior to the holding over, and Sublessee shall be bound by all of the other terms, covenants and conditions of this Sublease, as applicable. Sublessee shall reimburse Sublessor for and indemnify Sublessor against all damages, costs, liabilities and expenses, including reasonable actual attorneys’ fees, which Sublessor shall incur on account of Sublessee’s delay in so vacating the Premises.

22.    SURRENDER. Sublessee agrees to surrender the Premises to Sublessor at the expiration of the Term in as good a condition and state of repair as the Premises was upon Sublessee’s occupancy of the Premises under this Sublease; provided, however, that Sublessee shall not be responsible for the condition or state of repair with respect to any portion of the Premises that Sublessee is not expressly required to maintain under this Sublease, nor for any ordinary wear and tear of any portion of the Premises. Sublessee shall repair any damage to the Premises caused by Sublessee’s removal of Sublessee’s trade fixtures, furnishings and equipment, which repairs shall include the patching and filling of holes and repair of structural damage actually caused by Sublessee or its agents.

23.    BINDING. This Sublease shall be binding upon the successors and permitted assigns of Sublessor and Sublessee.

24.    ENTIRE AGREEMENT. This Sublease, together with the exhibits attached hereto, constitutes the complete and entire understanding and agreement between the parties hereto with regard to all matters involved in this transaction and supersedes any and all prior or contemporaneous agreements, whether written or oral. Further, in no event shall this Sublease be deemed an assignment by operation of law or otherwise.

25.    COUNTERPARTS. Facsimile signatures and/or e-mail signatures appearing hereon shall be deemed originals, and this Sublease may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

26.    CHOICE OF LAW. This Sublease shall be construed in accordance with the laws of the State of Georgia.

27.    REQUIRED CONSENT. This Sublease and the obligations of the parties hereunder are expressly conditioned upon the written consent hereto by Prime Lessor (the “Consent”).

28.    ATTORNEYS’ FEES. In the event either Sublessor or Sublessee files suit to enforce this Sublease or any provisions or covenants contained herein, the prevailing party in such suit (i.e., the party that recovers from the other the relief or a substantial portion of such relief sought whether by final judgment or otherwise) shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys’ fees and costs of court incurred in connection with such suit.

29.    RECORDING. Sublessee shall not record this Sublease in the applicable public records without the prior written consent of Sublessor. Notwithstanding the foregoing, upon request of either party hereunder, both parties shall execute a memorandum or “short form” of Sublease for purposes of recordation in a form customarily used for such purposes. Such memorandum or “short form” of Sublease shall describe the parties, the Premises and the Term, and shall incorporate this Sublease by reference.

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IN WITNESS WHEREOF, the parties have executed this Sublease intending to be bound.

SUBLESSOR:

Amendia, Inc. d/b/a Spinal Elements, a Georgia corporation

By:	/s/ Jason Blain
Name:	Jason Blain
Title:	President & CEO
Date:	6/13/19

SUBLESSEE:

MiRus LLC, a Delaware limited liability company

By:	/s/ Jay Yadav
Name:	Jay Yadav
Title:	CEO
Date:	6/12/2019